UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
March 12, 2014
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
BLUE NILE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
411 FIRST AVENUE SOUTH, SUITE 700, SEATTLE, WASHINGTON, 98104
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(206) 336-6700
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE
N/A
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As previously disclosed on Blue Nile Inc.’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2014, Vijay Talwar separated from the Company on February 5, 2014 (the “Separation Date”). Talwar was formerly the Company’s President and General Manager of International.
On March 5, 2014, the Company entered into a Separation Agreement (the “Agreement”) with Talwar. In accordance with the terms of the Agreement, conditioned upon Talwar’s continued performance of his obligations under the Agreement, he will receive: (1) three months of his current base salary, paid in the form of salary continuation; and, (2) a monthly payment equal to his COBRA premiums for that month (including premiums for Talwar and his eligible dependents who elect to remain enrolled in the COBRA coverage), for a number of months equal to the lesser of (i) the duration of the period in which he and his eligible dependents are eligible for and enrolled in COBRA coverage (and not otherwise covered by another employer’s group health plan), and (ii) three (3) months.

The Agreement further provides that: (i) Talwar’s participation in all equity compensation, incentive compensation and all other compensation plans, programs and agreements shall terminate effective as of the Separation Date, and (ii) Talwar is not entitled to any compensation and benefits from and after the Separation Date, except as provided in the Agreement, and any vested right he may have under the Blue Nile 401(k) Plan. In the Agreement, Talwar provided a general release of claims against the Company.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Severance Agreement between Blue Nile, Inc. and Vijay Talwar, dated March 5, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.

	By:	/s/ David Binder
David Binder
Chief Financial Officer
Dated: March 18, 2014		(Principal Financial Officer)